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                                                                    Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4, related to the issuance of 6,606,038 shares of Nabors Industries Inc. (the "Company") $0.10 par value common stock, of our report dated November 12, 1997, on our audits of the consolidated financial statements of the Company as of September 30, 1997 and 1996, and for the years then ended, which report is included in the Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to our firm under the caption "Experts".


                                         /s/ PricewaterhouseCoopers LLP

                                         PricewaterhouseCoopers LLP

Houston, Texas
February 15, 1999